EXHIBIT 23

                                       CHISHOLM, BIERWOLF and NILSON

                                             Certified Public Accountants

A Limited Liability                                 533 W. 2600 S., Suite 250              Office (801) 292-8756

Partnership                                          Bountiful, Utah 84010                      Fax (801) 292-8809

                                          CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use of our report dated May 9, 2005 except for Note 14, 1(c.)(e.), 5 and 7, dated
April 12, 2006 with respect to the consolidated financial statements included in the Form 10-KSB/A-2 of Solar
Energy Limited for the fiscal year ended December 31, 2004.

/s/ Chisholm, Bierwolf and Nilson, LLC

Chisholm, Bierwolf and Nilson, LLC
Bountiful, UT
April 12, 2006.